Exhibit 99.1

iBio Announces Proposed Underwritten Public Offering

BRYAN, Texas, Dec. 6, 2022 (GLOBE NEWSWIRE) – iBio, Inc. (NYSEA: IBIO) (“iBio” or the “Company”), an AI-driven innovator of precision antibody immunotherapies, today announced it intends to offer and sell, subject to market and other conditions, shares of its common stock (or common stock equivalents in lieu thereof) and Series A and Series B warrants to purchase shares of common stock in an underwritten public offering. In connection with the offering, the Company also intends to grant the underwriter a 30-day option to purchase additional shares of its common stock and/or warrants to purchase shares of its common stock at the public offering price, less underwriting discounts and commissions.

H.C. Wainwright & Co. is acting as sole book-running manager for the proposed public offering.

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering primarily for operating costs, including for research and development and other trial preparation expenses in addition to working capital needs and for other general corporate purposes, which may include retention and severance payments to certain of our employees or former employees and principal payments pursuant to the terms of its amended Credit Agreement.

The securities described above are being offered by iBio pursuant to a shelf registration statement on Form S-3 (File No. 333-250973) that was previously filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2020 and became effective on December 7, 2020. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying base prospectus, when available, may also be obtained by contacting H.C. Wainwright & Co., LLC, at 430 Park Ave., New York, New York 10022, by telephone at (212) 856-5711, or by email at placements@hcwco.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iBio, Inc.

iBio develops next-generation biopharmaceuticals using computational biology and 3D-modeling of subdominant and conformational epitopes, prospectively enabling the discovery of new antibody treatments for hard-to-target cancers and other diseases. iBio’s mission is to decrease drug failures, shorten drug development timelines, and open up new frontiers against the most promising targets. For more information, visit www.ibioinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements include, without limitation, statements related to the terms, timing and completion of the proposed public offering and the intended use of proceeds from the proposed public offering. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, market and other conditions, the ability to complete the offering, the Company’s ability to divest the CDMO, reduce its monthly burn and operate out of San Diego, continue to execute its growth strategy; its ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications; acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products; its ability to maintain its license agreements; the continued maintenance and growth of its patent estate; its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, including its ability to provide for a cash runway into the first half of calendar year 2024 and whether the Company will incur unforeseen expenses or liabilities or other market factors; successful compliance with governmental regulations applicable to its manufacturing facility; competition; its ability to retain its key employees through the transformation of iBio into an antibody discovery and development company, including the sale of its CDMO facility, or maintain its NYSE American listing; and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Investor Relations

Stephen Kilmer

iBio, Inc.

(646) 274-3580

skilmer@ibioinc.com